 [LETTERHEAD]

JLT Aerospace (North America) Inc.
2300 Dulles Station Blvd., Suite 230
Herndon, VA 20171
Main: 703 459-2380
Facsimile: 703 459-2381

CERTIFICATE OF INSURANCE BA-12-009

This is to certify to:	Kalitta Air, L.L.C. Attn: Conrad Kalitta (Kertman@kalittaair.com) 818 Willow Run Airport Ypsilanti, MI 48198
Copy to:	Kelsey Law Group, PC Attn: Cheryl Dunn (CDunn@kelseylaw.com) 2395 S. Huron Parkway, Suite 200 Ann Arbor, MI 48104
That:	Baltia Air Lines, Inc. Terminal 4, Room 263.047 John F. Kennedy International Airport Jamaica, NY 11430

as of this date, has arranged for the following insurance coverage(s) for the period and with underwriters as identified on the attached Security Sheet.

COVERAGES:

ALL RISKS (GROUND) AIRCRAFT HULL INSURANCE (including test flights) All Risks (including transit) Aircraft Spare Parts Insurance	Hull Limit As held on file
The Hull coverage is subject to a Deductible (not applicable to Total or Constructive Total Loss/Arranged Total Loss.	Each and Every Loss $1,000,000
Occurrence aggregate deductible equal to highest applicable deductible.)	Spares Limit $1,000,000 each occurrence
COMPREHENSIVE AIRLINE LIABILITY INSURANCE
Including, but not limited to: Comprehensive General Liability, Bodily Injury and Property Damage to Third Parties, Passenger Liability, Personal Injury Liability, Contractual Liability, Passengers' Checked and Unchecked Baggage Liability, Premises, Products, Ground Hangarkeepers and Completed Operations Liabilities, On Airport Automobile, Off Airport Excess Automobile and Employers' Liabilities.	Combined Single Limit Each Occurrence* $500,000,000

*REFER TO THE POLICY. AN ANNUAL AGGREGATE LIMIT AND/OR SUB-LIMIT MAY APPLY TO SOME COVERAGES.

GEOGRAPHICAL LIMITS: Worldwide

CONTRACT(S): Aircraft and/or Engine Maintenance Services Agreement, dated December 23, 2010 between Baltia Air Lines, Inc. ("Customer"), and Kalitta Air, L.L.C. (dba Kalitta Maintenance) ("Kalitta")

EQUIPMENT INSURED: Any aircraft owned and/or operated by the Named Insured.

OTHER COVERAGES/CONDITIONS/REMARKS

Subject always to the scope of the attached policies and all the policies' declarations, insuring agreements, terms, conditions, limitations, exclusions, deductibles, warranties and endorsements thereof remaining paramount: Solely as respects: (i) The Coverage(s) noted above; (ii) the Contract(s) (and then only to the extent of the Named Insured's obligation to provide insurance under the terms of the Contract(s)); and (iii) the operations of the Named Insured; the policies are endorsed to include the following provisions(s):

Solely as respects Comprehensive Airline Liability Insurance, Kalitta, its members, officers, directors, employees and agents are included as Additional Insureds ("the Additional Insureds") as their respective rights and interests may appear; however, no party shall be included as an Additional Insured as respects its legal liability as manufacturer, repairer or servicing agent of the Aircraft and/or Engines.

Such insurance as is afforded the Additional Insureds shall not be invalidated and shall protect their interests regardless of any action or inaction of Lessee or any other person or party whether or not such action or inaction is a breach or violation of any warranties, declarations or conditions of the policies, provided that the Additional Insured so protected has not caused, contributed to or knowingly condoned said act or omission, but in no event shall this clause apply in the event of exhaustion of policy limits, nor to losses, claims, expenses, etc., excluded from coverage under the policies.

Solely as respects Comprehensive Airline Liability Insurance, this insurance is primary without right of contribution from any other insurance as may be carried by the Additional Insureds.

All provisions of the above Liability insurance policies shall apply separately to the Named Insured and each Additional Insured against whom claim is made or suit is brought except with respect to the Limits of Liability.

Solely as respects Physical Damage Coverage, the Insurers waive their rights of subrogation against the Additional Insureds but only to the extent the Named Insured has waived its rights of recovery under the Contract(s).

[LETTERHEAD]

JLT Aerospace (North America) Inc.
2300 Dulles Station Blvd., Suite 230
Herndon, VA 20171
Main: 703 459-2380
Facsimile: 703 459-2381

CERTIFICATE OF INSURANCE BA-12-009

Insurers agree to hold harmless and waive their rights of subrogation against the Additional Insureds, but only to the extent the Named Insured has waived its rights of recovery under the Contract(s).

In the event of cancellation or material changes of the policies by insurers which would adversely affect the interests of the Additional Insureds, Insurers agree to provide 30 days (ten (10) days in the event of cancellation for non-payment of premiums) prior written notice to the Certificate Holder(s).

This Certificate of Insurance is issued as summary of the insurances under the policies noted above and confers no rights upon the Certificate Holders as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort neither under the above policies nor as a result of this certification.

This certificate or verification of insurance is not an insurance policy and does not amend, extend or alter the coverage afforded by the policies listed herein. Notwithstanding any requirement, term, or condition of any contact or other document with respect to which this certificate or verification of insurance may be issued or may pertain, the insurance afforded by the policies described herein is subject to all terms, exclusions, limitations and conditions of such policies (including, but not limited to an Electronic Date Recognition Exclusion Clause, and a related Electronic Date Recognition Exclusion Limited Coverage Endorsement; copies of which will be made available on request).

/ initials /	February 17, 2012
Authorized Representative	Date

[LETTERHEAD]

JLT Aerospace (North America) Inc.
2300 Dulles Station Blvd., Suite 230
Herndon, VA 20171
Main: 703 459-2380
Facsimile: 703 459-2381

CERTIFICATE OF INSURANCE BA-12-009

SECURITY SHEET

POLICY TERM: January 30, 2012 to January 30, 2013, on both dates at 12:01 A.M. Local Standard Time at the address of the Named Insured.

INSURER	POLICY NUMBER	QUOTA SHARE
Allianz Global Risks US Insurance Company	A1AL000433012AM	10.00%
XL Specialty Insurance Company	UA00004496AV12A	10.00%
Catlin Syndicate 2003 at Lloyd's Catlin France S.A.S.	944124	5.00%
Starr Surplus Lines Insurance Company Ironshore Specialty Insurance Company Per Starr Aviation Agency, Inc.	SASLAMR63609812-01 IHM100144-01	8.00% 5.00%
StarNet Insurance Company	BA-12-01-00140	10.00%
Per Berkley Aviation, LLC National Union Fire Insurance Company of Pittsburgh, PA Per Chartis Aerospace	HL1859938-04	12.50%
Underwriters at Lloyds of London, British Insurance Companies and Others Per JLT Specialty Ltd	J51206057/74	8.50%
One or More Member Companies of Global Aerospace, Inc.	337901/12	5.00%
Member Companies of La Reunion Aerienne	2012/60049	20.00%
Torus Insurance (Europe) AG	33018A121AAV	3.50%
International Insurance Company of Hannover Ltd. Per Inter Hannover	BLT12HC0A1	2.50%
	TOTAL	________ 100.00%

SEVERAL LIABILITY NOTICE

The subscribing insurers' obligations under contracts of insurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing insurers are not responsible for the subscription of any co-subscribing insurer who for any reason does not satisfy all or part of its obligations. LSW 1001 (Insurance)